Exhibit 99.1

Contact:

GSI Commerce, Inc.

Corporate Marketing

610.491.7474

Fax: 610.265.2866

news@gsicommerce.com

GSI Commerce Closes Acquisition of Accretive Commerce

KING OF PRUSSIA, Pa., Sept. 11, 2007 – GSI Commerce Inc. (Nasdaq: GSIC), today announced it has closed its acquisition of Accretive Commerce Inc., a Huntersville, N.C.-based e-commerce solutions provider for $97.5 million in cash.

“We are excited to welcome the employees and partners of Accretive Commerce and we look forward to growing the business as one company,” said Michael G. Rubin, GSI chairman and CEO.

About GSI Commerce

GSI Commerce® is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. We provide solutions for our partners through our integrated e-commerce platform, which is comprised of four components: technology, customer care, fulfillment and marketing services. We provide e-commerce solutions for more than 60 partners.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. Actual results might differ materially from what is expressed or implied by these forward-looking statements. Additional information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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